News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLCVision Provides Update On Third Quarter
Will Report Third Quarter Earnings On November 6, 2008

ST. LOUIS, MO, — October 3, 2008 – TLCVision Corporation (NASDAQ:TLCV; TSX: TLC), North America’s premier eye care services company today announced an update for the third quarter of 2008.

Jim Wachtman, President and Chief Executive Officer of TLCVision, commented, “As we discussed in our second quarter earnings call, demand for LASIK continues to be negatively impacted by the current weak economy and the related declines in consumer confidence. At the same time, TLCVision continues to see the positive impact from its investment to reposition its brand and its offering to the consumer while strengthening its doctor referral network and health plan offering. As a result, while our total center procedure volume will show a decline in the third quarter, that decline will be significantly less than the market declines of mid-40% range guided by the leading manufacturer in this space during its second quarter earnings call.

It is also important to remember that over 30% of our revenue is derived from businesses in non-discretionary sectors which are much less susceptible to economic pressures. These businesses continue to show solid growth and their performance, combined with strong management of all costs, should help the Company to again generate positive EBITDA for the third quarter of 2008. They also provide a counterbalance to our LASIK business in a difficult economic environment.”

Earnings Call
The company will host a conference call and live web cast with investors and analysts on Thursday, November 6, 2008 at 4:30 p.m. (EDT). To access, please dial 888-233-8011 or 913-312-1404 (international callers) and enter the pass code 5528447 . The call will be broadcast live on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.
A replay of the conference call will be available until November 20, 2008. To access the replay, dial 888-203-1112 or 719-457-0820 (international callers) and enter the pass code: 5528447. The call will also be archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

Forward Looking Statements
This press release contains certain forward looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

About TLCVision
TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.lasik.com. More information about TLCVision can be found on the Company’s website at www.tlcv.com.